UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

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O S H K O S H   C O R P O R A T I O N

M E M O

DATE:	October 26, 2012

TO:	All Oshkosh Corporation Employees

FROM:	Charlie Szews

SUBJECT:	Response to Carl Icahn’s Proposal

I wanted to share with you an important announcement that Oshkosh made today about the ongoing situation involving Oshkosh and Carl Icahn.

This morning, in addition to issuing our strong fourth quarter earnings, we announced that the Board of Directors unanimously determined that the unsolicited tender offer received from Mr. Icahn on October 17, 2012, to acquire any and all outstanding common shares of Oshkosh for $32.50 per share in cash is inadequate, undervalues the Company and is not in the best interests of Oshkosh and its shareholders.  For these and other reasons, the Board unanimously recommends that all shareholders reject Mr. Icahn’s tender offer and not tender any of their shares.  We also announced today that our Board of Directors has adopted a Shareholder Rights Plan.  A copy of the press release issued this morning is attached.

If you own Oshkosh shares, whether in a personal account or through the Employee Stock Purchase Plan, we ask that you review the Board’s recommendation to not tender your shares to Mr. Icahn.  The Board’s recommendation is contained in a legal filing (called a Schedule 14D-9) that we made today with the Securities and Exchange Commission (SEC) and includes a cover letter summarizing the reasons for the Board’s recommendation.  As a shareholder, you will receive a copy of these materials in the mail.

The Oshkosh Board of Directors and management team are confident that the continued implementation of the Company’s MOVE strategy is the best way to generate significant value for all Oshkosh shareholders.  During fiscal 2012, the MOVE strategy delivered solid results, and today we announced adjusted earnings of $2.27 per share for fiscal 2012, which exceeded our most recent expectations of $2.05 - $2.15 per share.  We also announced $8.18 billion in net sales for the year, compared with net sales of $7.57 billion in fiscal 2011.  Oshkosh management raised fiscal 2012 performance outlook multiple times during fiscal 2012 as the execution of our MOVE strategy delivered tangible results and significantly beat Wall Street consensus estimates for each quarter of fiscal 2012.  All of you have been instrumental in helping the Company achieve this growth, and we could not be more grateful for your efforts.

With respect to our Shareholder Rights Plan, this action is not uncommon among public companies in similar situations.  The Oshkosh Plan has a term of one year and is intended to enable all shareholders to realize the long-term value of their investment in the Company and to protect them from unfair or coercive takeover tactics.

As this process continues, it remains business as usual for all of us at Oshkosh.  Please stay focused on continuing the outstanding work you do on behalf of Oshkosh and exceeding our customers’ expectations.

2307 OREGON STREET    P.O. BOX 2566    OSHKOSH, WI  54903-2566    920.235.9150

You should not be surprised to see multiple press releases and filings from both Oshkosh and Mr. Icahn throughout the duration of this process. We will continue to keep you informed to the best of our abilities as this situation develops.

This announcement may lead to inquiries from external parties, and as always, it is important for Oshkosh to speak with one voice.  Consistent with our existing policy, please forward all investor calls to Patrick Davidson, Vice President of Investor Relations, at (920) 966-5939, and all media calls to John Daggett, Vice President of Communications, at (920) 233-9247.

On behalf of the Board of Directors and management team, I thank you for your continued hard work, focus and commitment to Oshkosh.

FORWARD-LOOKING STATEMENTS

This memorandum includes forward-looking statements.  To the extent this memorandum constitutes proxy solicitation material to which the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) applies), the Company believes such statements to be “forward looking” within the meaning of the PSLRA. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, plans and objectives of management for future operations, the value shareholders would receive under the terms of the Offer and the likelihood the Offer will be consummated, are forward-looking statements. When used in this memorandum, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this memorandum, and, except as required by law, the Company does not undertake to update any forward-looking statements to reflect new information, events or circumstances.

Some important factors that could cause the Company’s actual results to differ from the Company’s expectations in these forward-looking statements include: the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially in the current environment where there are conflicting signs regarding the future global economic outlook; the expected level and timing of the U.S. Department of Defense (“DoD”) procurement of products and services and funding thereof; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the ability to increase prices to raise margins or offset higher input costs; increasing commodity and other raw material costs, particularly in a sustained economic recovery; risks related to the Company’s exit from its ambulance business, including the amounts of related costs and charges; risks related to facilities consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than Company or equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; risks related to actions of activist shareholders, including the amount of related costs; the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals; risks and uncertainties associated with the Offer, the outcome of any litigation related to the Offer or any other offer or proposal, and the Board’s recommendation to the shareholders concerning the Offer or any other offer or proposal.

The foregoing list sets forth many, but not all, of the factors that could cause actual results to differ from the Company’s expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in the Company’s periodic and current reports filed with the SEC, when evaluating the Company’s forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Vehicles Sub LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SHAREHOLDERS OF OSHKOSH ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov.  These materials are also available without charge on the Company’s website at www.oshkoshcorporation.com.  In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 750-9499.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”).  SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the SEC on November 16, 2011, and in the Company’s definitive proxy statement for its 2012 Annual Meeting of Shareholders (the “2012 Proxy Statement”), filed with the SEC on December 12, 2011. To the extent holdings of the Company’s securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents (including the WHITE proxy card) filed by the Company with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.oshkoshcorporation.com) or by writing to Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin, 54903-2566. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (877) 750-9499.